UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2011

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On June 10, 2011, Rhino Resource Partners LP, a Delaware limited partnership (the “Partnership”), Rhino Energy LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership (“Rhino Energy”), The Elk Horn Acquisition Co. LLC, a Delaware limited partnership and wholly-owned subsidiary of the Partnership (“Merger Sub”), The Elk Horn Coal Company, LLC, a Delaware limited liability company (“Elk Horn”) and Peter Sisitsky, as Elk Horn’s member representative (collectively, the “Parties”), entered into an Agreement of Merger (the “Merger Agreement”), providing for the acquisition of Elk Horn by the Partnership, and pursuant thereto on June 10, 2011 (the “Closing Date”), Merger Sub merged with and into Elk Horn, with Elk Horn continuing as the surviving entity (“Survivor Co”) and as a wholly-owned subsidiary of Rhino Energy (the “Merger”).

Pursuant to the Merger Agreement, each outstanding membership unit of Elk Horn was converted into the right to receive a pro rata share of $119.5 million (the “Merger Consideration”), subject to a working capital adjustment as provided in the Merger Agreement.

Subject to certain exceptions, Rhino Energy is required, among other things, to pay all sales or use, transfer and other taxes.  In addition, Survivor Co must effectuate the preparation and filing of all tax returns for Elk Horn for all periods prior to Closing Date that are due after the Closing Date.  The Merger Agreement also contains provisions that require Rhino Energy and Survivor Co, subject to certain conditions and exceptions, to indemnify the managers, directors and officers of Elk Horn and its subsidiaries against losses arising out of matters existing as of the Closing Date.  The Partnership and Rhino Energy have each guaranteed Merger Sub’s and Survivor Co’s obligations under the Merger Agreement.

Elk Horn is an independent coal mineral leasing company that owns coal reserves and surface acreage in eastern Kentucky.  Elk Horn currently operates by leasing its reserves to third-party coal production companies. Prior to the Merger, Rhino Energy had two pre-existing leases with Elk Horn in the Rob Fork mining complex, one of which relates to a currently idled mine.

The foregoing description of the Merger Agreement is not a complete description of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

Please refer to the disclosure above under Item 1.01, which disclosure is incorporated by reference into this Item 2.01.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 8, 2011, in connection with the Merger, Rhino Energy, with the consent of the lenders, exercised its option to increase the amount available to borrow under its credit agreement by $50 million to $250 million.  On June 10, 2011, Rhino Energy used borrowings under its credit facility to fund the Merger Consideration.  As of June 10, 2011, Rhino Energy had borrowings outstanding under the credit agreement of approximately $173 million and approximately $25 million of letters of credit in place, leaving approximately $52 million of availability under the credit agreement. The Credit Agreement was filed as Exhibits 10.1 through 10.9 to the Registration Statement on Form S-1, as amended (File No. 333-166550), and is incorporated in this Item 2.03 by reference.

Item 7.01                                             Regulation FD Disclosure

On June 10, 2011, the Partnership issued a press release announcing execution of the Merger Agreement and the closing of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired

The Partnership will provide the financial statements of Elk Horn as required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report of Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)         Pro Forma Financial Information

The Partnership will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(c)          Shell Company Transactions. None.

(d)         Exhibits.

Exhibit No.	Description
2.1

Agreement of Merger among Rhino Resource Partners LP, Rhino Energy LLC, The Elk Horn Acquisition Co. LLC, and The Elk Horn Coal Company, LLC, and Peter Sisitsky, dated as of June 10, 2011 (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by Rhino Resource Partners LP, dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: June 16, 2011
	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement of Merger among Rhino Resource Partners LP, Rhino Energy LLC, The Elk Horn Acquisition Co. LLC, and The Elk Horn Coal Company, LLC, and Peter Sisitsky, dated as of June 10, 2011 (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by Rhino Resource Partners LP, dated June 10, 2011